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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                                  JUNE 19, 1999

                        BURNHAM PACIFIC PROPERTIES, INC.
                ------------------------------------------------
               (Exact name of registrant as specified in charter)

                                    MARYLAND
                  --------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        1-9524                                          33-0204162
 ----------------------                      ----------------------------------
(Commission file number)                    (IRS employer identification number)


 610 WEST ASH STREET, SAN DIEGO, CALIFORNIA                 92101
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  (Address of principal executive offices)               (Zip code)


                                 (619) 652-4700
               --------------------------------------------------
              (Registrant's telephone number, including area code)




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         ITEM 5.  OTHER EVENTS

         On June 19, 1999 the Board of Directors of Burnham Pacific Properties, Inc. (the "Company") adopted a Shareholder Rights Agreement (the "Rights Agreement"). The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement which is attached hereto as an exhibit and is incorporated herein by reference.

         Pursuant to the terms of the Rights Agreement, the Board of Directors declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock of the Company (the "Common Stock") to stockholders of record as of the close of business on July 1, 1999 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company a unit consisting of one ten-thousandth of a share (a "Unit") of Series B Junior Participating Cumulative Preferred Stock, par value $0.01 per share, at a cash exercise price of $45.00 per Unit, subject to adjustment.

         Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth calendar day following the first public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (an "Acquiring Person") or (ii) the close of business on the tenth business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the "Distribution Date"). In the case of certain stockholders of the Company who beneficially owned 10% or more of the outstanding shares of the Company's Common Stock as of June 21, 1999 (such stockholders are referred to in the Rights Agreement as "grandfathered persons"), the Rights generally will be distributed only if any such stockholder acquires or proposes to acquire any additional shares of the Company's outstanding Common Stock. In addition, a "grandfathered person" generally will become an Acquiring Person only if such person acquires any additional shares of the Company's outstanding Common Stock.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on June 19, 2009 (the "Expiration Date"), unless previously redeemed or exchanged by the Company as described below.

         The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person


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becomes an Acquiring Person or (ii) the expiration date of the Rights Agreement.
Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or their associates or affiliates).

         Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Units, other securities of the Company, other consideration or for common stock of an acquiring company.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 3.1 -   Articles Supplementary to the Articles of Amendment
                         and Restatement of Burnham Pacific Properties, Inc., classifying and designating the Series B Junior
                         Participating Cumulative Preferred Stock.

         Exhibit 4.1 -   Shareholder Rights Agreement, dated as of June 19,
                         1999, between Burnham Pacific Properties, Inc. and
                         First Chicago Trust Company of New York, as Rights
                         Agent.

         Exhibit 99.1 -  Press Release, dated as of June 21, 1999.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BURNHAM PACIFIC PROPERTIES, INC.


Date: June 19, 1999                          By: /s/ J. David Martin
                                                 -------------------
                                                Name: J. David Martin
                                                Title: President


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                                  EXHIBIT INDEX


    Exhibit No.                         Description
    -----------                         -----------

         3.1 Articles Supplementary to the Articles of Amendment and Restatement of Burnham Pacific Properties, Inc., classifying and designating the Series B Junior Participating Cumulative Preferred Stock.

         4.1 Shareholder Rights Agreement, dated as of June 19, 1999, between Burnham Pacific Properties, Inc. and First Chicago Trust Company of New York, as Rights Agent.

         99.1     Press Release, dated as of June 21, 1999.


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